UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 17, 2019

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101
(Address of Principal Executive Offices) (Zip Code)

(619)301-4200
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As reported in the Current Report on Form 8-K filed by TPT Global Tech, Inc. (the “Company”) on June 20, 2019, on June 13, 2019, the Company finalized a Securities Purchase Agreement dated June 11, 2019 with EMA Financial, LLC (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination.

As part of the transaction, EMA was issued 1,000,000 warrants to purchase 1,000,000 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. However, if the registration statement described above is declared effective on or before September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

On September 17, 2019, the Company received a Notice of Default (the “Notice”) from EMA Financial, LLC regarding its failure to file a Registration Statement covering EMA’s resale at prevailing market prices (and not fixed prices) of all of the Company’s common stock underlying the Note and Warrant (as defined in the Securities Purchase Agreement). Accordingly, an event of default under Section 3.19 of the Note has occurred (the “Default”). Due to the occurrence of the Default, the penalties specified in Article III of the Note and the accrual of Default Interest (as defined in the Note) have been triggered. EMA elected to immediately accelerate the Note and requires the Company to redeem the Note for cash at the amount specified in Article III of the Note, which among other things include a default repayment amount which may be 200% of the principal and interest amounts due. Demand has been made for the Company to remit such amount to EMA immediately.

The Company does not have the funds to repay the EMA Convertible Promissory Note and has communicated this to EMA. The Company has also communicated to EMA that it is in the process of preparing the applicable Form S-1 to register the underlying common shares and expects to file this with the Securities and Exchange Commission within 30 days. The Company is also negotiating with other debt financing opportunities where repayment may be an option but is not certain. Although this may not satisfy EMA in accordance with its default provisions, the Company has no other alternatives at this time. As we have disclosed in our Form 10Q for June 30, 2019, we may be in violation of similar covenants with other outstanding convertible debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:/s/ Stephen J. Thomas III
Stephen J. Thomas III,
Title: Chief Executive Officer

Date: September 19, 2019

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